United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2009

SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	0-20820 (Commission File Number)	41-1448495 (IRS Employer Identification No.)
1106 Palms Airport Drive Las Vegas, Nevada (Address of Principal Executive Offices)	89119-3720 (Zip Code)
Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 18, 2009, Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the “Company,” “we” or “our”) held its Annual Meeting of Shareholders, and the Company’s shareholders re-elected Garry Saunders, Louis Castle, Phillip Peckman, John Bailey and William Warner to serve as Directors of the Company.  Timothy Parrott, the Company’s new Chief Executive Officer, was also elected as a Director of the Company.  Finally, although Mr. Khatchig Zaven “Chris” Philibbosian received enough votes to be elected as a Director, he previously resigned from the Board for personal reasons on February 10, 2009, and his resignation remains applicable.  Mr. Philibbosian’s resignation was filed in our Current Report on Form 8-K dated February 12, 2009, and was not due to any disagreement with the Company’s operations, policies, practices or financial statements.  Accordingly, Mr. Philibbosian will not be serving as a Director.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2009, at the Annual Meeting of Shareholders, the Company’s shareholders approved an amendment to the Shuffle Master, Inc. 2004 Equity Incentive Plan (as amended and restated on January 28, 2009) to increase the number of shares available for issuance from 2,700,000 to 5,200,000. The amendment to the Shuffle Master, Inc. 2004 Equity Incentive Plan (as amended and restated on January 28, 2009), as approved by our Board, was attached as Appendix A to our Proxy Statement filed with the Securities and Exchange Commission on February 6, 2009. A summary of the terms of the Shuffle Master, Inc. 2004 Equity Incentive Plan (as amended and restated on January 28, 2009) was provided in such Proxy Statement and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: March 19, 2009

/s/ TIMOTHY J. PARROTT
Timothy J. Parrott
Chief Executive Officer